UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") has entered into a sale-leaseback transaction with Babcock & Brown Aircraft Management ("BBAM") for 36 of the Company's Boeing 737-800 aircraft. This transaction represents an important step in the Company's execution of its multi-year fleet monetization strategy announced at Investor Day in September 2024. The Company completed the sale-leaseback of 35 aircraft in late December 2024. The Company received gross proceeds of $871 million and expects to record realized gains in the amount of $92 million in fourth quarter 2024 for the sale-leaseback of these 35 aircraft. Gains are expected to be recognized within other operating expenses and were not included in the financial guidance update provided for fourth quarter 2024 on December 5, 2024, and thus will result in a reduction of the Company's cost per available seat mile for fourth quarter and full year 2024 on both a Generally Accepted Accounting Principles ("GAAP") and Non-GAAP basis. A sale-leaseback for the final aircraft is expected to be completed in January 2025.

Lease terms for the aircraft will range from 26 to 37 months, during which the Company will pay aircraft rents. Aircraft ownership costs will increase by approximately $2.6 million per aircraft, annually, as aircraft rental expense will exceed previous depreciation expense levels.

Transaction proceeds generated from the fleet strategy initiative, as well as excess cash from the balance sheet, are expected to be used in support of the Company's capital allocation strategy, which includes funding future fleet modernization and providing Shareholder returns.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial outlook and expectations, including factors and assumptions underlying the Company's expectations and projections; (ii) the Company’s fleet plans and expectations, including with respect to fleet transactions and fleet modernization, including factors and assumptions underlying the Company's plans and expectations; and (iii) the Company’s expectations with respect to transaction proceeds generated from the fleet strategy initiative, as well as excess cash from the balance sheet, including with respect to supporting the Company's capital allocation strategy, which includes funding future fleet modernization and providing Shareholder returns. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and premium seating; (iii) the Company's dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company's aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (iv) the Company's dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (v) the Company's dependence on other third parties, in particular with respect to its technology and fleet plans and the impact on the Company's operations and results of operations of any third party delays or nonperformance; (vi) the impact of governmental regulations and other governmental actions on the Company's business plans, results, and operations; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

January 7, 2025	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)